UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 10-12G/A

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934

                         MCC CATERING INC.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)


        DELAWARE                            22-3642435
        --------                           ------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


500 108th Avenue - Suite 730
City Center, Bellevue, WA                     98004
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number             (425) 990-6407
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           6,000,000 Shares of Voting Common Stock

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No

As of February 28, 1999, the following shares of the Registrant's common stock were issued and outstanding:

25,000,000 shares authorized, $0.001 par value
6,000,000 issued and outstanding

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

MCC CATERING INC., (the "Company"), a development stage company, was organized in January 1997 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The Company was formed to provide "fast food" outlets throughout cities in the United Kingdom. The Company seeks to market its restaurants with three national themes, Chinese, Indian and Thai, under an "Express" banner. Each of the restaurants is to have certain key features in common and be the key to the success of the business. These include, average take away meal prices around $5.00, fast and friendly service with food ordered within one (1) minute of queing and served within three (3) minutes and immaculately clean kitchen and eating areas.

The Company's restaurant concept is to provide a better and different alternative to the regular fast food "burger and sandwiches chain" which are currently marketed by large national chains such as McDonald's and Burger King. The key features that exist between the national themes will be a quick efficient service which will permit customers to have their food served within three (3) minutes. The menu selection will also be far greater than that in existing fast food restaurant chains and will focus on the Asian food concept. The Company intends to price its products in accordance with that of the existing restaurant chains. The location of the restaurants, its service, selection and prices will be tantamount to the Company's success.

The Company conducted research to assess its competition and the market demand for its Asian food concept. The Company evaluated the products, service and prices of its main competitors in the United Kingdom: McDonald's, Burger King, Wimpy and Kentucky Fried Chicken. The Company determined that consumers were offered limited choices at all these restaurants. The first three offered burgers, in a limited variety of forms, along with a small selection of other foods. The fourth offered solely fried chicken with a very abbreviated selection of other foods. The average price for a meal in McDonald's was $5, Burger King $6, Wimpy $5 and Kentucky Fried Chicken $7. Based on its research, the Company determined that the market was lacking a fast food restaurant concept which offered consumers a variety of choices and foods which were not limited to either burgers or chicken.


The Company sought to find an investor to help the Company fund the production of a business plan and to assist with market research. The Company's initial efforts in this regard were unsuccessful.

The old management resigned on January 4, 1998 and were replaced by the current management of B.R. Parker and Linden Boyne. None of the officers and executives of the old management remained in place once new management took over the operation of the Company. New management was then brought into the company. The new management determined that there was an opportunity for the development of the company's Asian Express concept. Investors of the Company provided funding for the preparation of a private placement memorandum to raise capital for further research and initial investment to test the concept in London. The Company thereafter conducted a Regulation D 504 Offering in December 1998, raising $20,000.00 to fund additional research in a fully successful offering. The Company's December 1998 private placement was fully successful by reason of the fact that all shares offered under the placement were subscribed to. The company was able to raise enough funds to finance its research as was planned at that time.

New management assessed the fast food restaurant market available in the United Kingdom and determined that there was no fast food chain which offered Asian foods. Some of the most popular foods currently eaten by consumers in the United Kingdom are Indian, Chinese and Thai. Management's research further determined that there existed in the United Kingdom a significant amount of Indian, Chinese and Thai restaurants which were operating successfully. As a result, management believed that a successful business concept would be to create a fast food restaurant concept based upon the three Asian foods. The Company has not decided whether to create a restaurant which incorporates all three Asian food themes or to create separate restaurants for each of the three Asian food groups. Factors which management will consider in such a determination will center on the cost involved in consolidating all three Asian food groups into one restaurant and the appeal such a concept would have to the consumer.

The Company intends to acquire or complete a business acquisition after it has developed its fast food chain concept and conducted sufficient research to identify the structure, organization and operation of its organization. Once the fast food chain concept has been developed, then the acquired businesses will be integrated into the Company's concept. It should be understood that the Company will undertake to make such acquisitions once it has raised sufficient funds. There is no guarantee however that the Company will raise sufficient funds or that its business plan will succeed.

There have been no test restaurants opened or operated by the Company as yet and the Company has not tested its concept on London consumers.

The fast food industry is a highly competitive market which is dominated in the United Kingdom by McDonald's, Burger King, Wimpy and Kentucky Fried Chicken. Low prices and satisfactory quality are demanded by consumers and provided by these companies. Notwithstanding this, the Company expects to distinguish itself from these companies by providing an Asian fast food chain concept which is currently not available in the United Kingdom.


Item 2.    FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company. The Company's goal is to develop its fast food restaurant concept in the three key areas. Those areas are Chinese restaurants, called Shanghai Express, Indian restaurants, called Bombay Express, and Thai restaurants, called Bangkok Express. The Company has not decided whether to create a restaurant which incorporates all three Asian food themes or to create separate restaurants for each of the three Asian food groups. Factors which management will consider in such a determination will center on the cost involved in consolidating all three Asian food groups into one restaurant and the appeal such a concept would have to the consumer. The Company believes that the development of its concept would be most effective by merging or forming an alliance with another business entity which has experience in the industry.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to sustain its business operations or achieve material profits.

Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient investment in the
Company to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to
raise additional funds.   There is no assurance that the Company
will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

There is no certainty that the Company's business operations will be successful or profitable. There is also no certainty that the Company will be able to operate a successful business. Potential investors are alerted that the investment in the Company is highly speculative and involves a high degree of risk.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Any targeted alliance or merger candidate will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger and develops its Asian food concept. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations.

The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company intends to offer shareholders, officers and/or directors of the Company the same terms of sale of its shares on similar terms and conditions.

Management does not anticipate actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed acquisition. In such an instance, all shareholders are to be treated equally. This policy is upheld by the inclusion of a resolution of the Board of Director's of the Company, contained in the Company's minutes. In the event management wishes to actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition, this would need to be disclosed to the Board of Directors and entered into the Company's minutes. The company's shareholders will be afforded an opportunity to approve or consent to any particular stock buy-out transaction or merger.

The Company believes that its management's successful business acumen and its unique Asian fast food concept will attract potential businesses for the purpose of forming an alliance and developing the concept further. There can be no guarantee or assurance however that the Company will be able to attract another entity for such purposes. There is also no guarantee or assurance that any other entity will be willing to sell its assets or business for the Company's common stock in order to merge with the Company since the Company's common stock has no trading market and very little market value.

The Company has not located any probable candidates to form an alliance or conduct a merger because it is still seeking to identify probable locations to open a test restaurant, and to develop its business. While the Company is doing this, management believes that it would not be advantageous to seek to engage in any substantive discussion with potential candidates. Management would rather identify its preferred site of operations prior to engaging into any discussions with other entities for the purpose of forming an alliance or conducting a merger.


LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to February 28, 1999 no revenue and a net loss from operations of $37,700.00. As of February 28, 1999, the Company had a net capital deficiency of $12,450.00.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to develop its concept and locate a business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

It may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient
income to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds.

The Company anticipates that its capital resources, as provided through its arrangement with Glen Investments, will permit the company to maintain its current implemented operations for at least twelve (12) months. Glen Investments has indicated to the Company that it will advance up to $75,000.00 to cover the Company's financial obligations. Subsequent to that, there is no guarantee or assurance that Glen Investments will advance the Company any further funds or that the Company will be able to raise any additional funds to meet its financial obligations.

In the event the Company is unable to raise additional funds through debt or equity funding, the Company will seek to consummate a merger with another entity to take over the Company's operations and to finance the Company's business plan.


YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise.

The Company will inquire, assess and determine the effects of the Year 2000 problem on any entity which the Company seeks to form and alliance or merger. In the event the Company determines that such entity has not taken sufficient steps to resolve or address the Year 2000 problem, than the Company will consider such actions or omissions accordingly and decided whether it will proceed to engage in any business relationship with such entity.

SELECTED FINANCIAL DATA SCHEDULE

                        MCC CATERING INC.
                  (A Development Stage Company)
                     FINANCIAL DATA SCHEDULE
               FOR THE YEAR ENDED FEBRUARY 28, 1999

                                  As of
                              Feb. 28, 1999
                              -------------
Cash and Cash Items            $      0
Marketable Securities                 0
Notes and Accounts Receivable         0
Allowances for doubtful accounts      0
Inventory                             0
Total Current Assets                  0
Property, plant and equipment         0
Accumulated depreciation              0
Total assets                          0
Total current liabilities        12,450
Bonds, mortgages and debt             0
Preferred stock - redemption          0
Common stock                      6,000
Other stockholders' equity      (18,450)
Total Liabilities and
 Stockholders' equity                 0


                               For the Year        From Inception
                                  Ended                  To
                              Feb. 28, 1999        Feb. 28, 1999
                              -------------        -------------

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         33,650               37,700
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes and
    and other items             (33,650)             (37,700)
Income tax expenses                   0                    0
Income/loss continuing
    operations                  (33,650)             (37,700)
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (33,650)             (37,700)


Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 500 108TH Avenue, Suite 730, City Center, Bellevue, WA 98004. The company also maintains offices at City Tower - Level 4, 40 Basinghall Street, London EC2V 5DE. The company at this time has no other material assets or property.


Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth the information, to the best knowledge of the Company as of March 31, 1999, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Meichrisea Holdings Ltd.      1,250,000                    20.8%
25 Turnbulls Lane
Gibraltar

Bradwall Ltd.                 1,000,000                    16.7%
S8 Int'l Business Centre
Casemates, Main Street
Gibraltar

Astrid Property Holdings        750,000                    12.5%
25 Turnbulls Lane
Gibraltar

Grademore Analysis Ltd.         740,000                    12.3%
168 Church Road
Sussex, United Kingdom

Basil R. Parker                 148,000                     2.4%
Camberley, United Kingdom

L.J. Boyne                      148,000                     2.4%
Surrey, United Kingdom


The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 6,000,000 shares of common stock outstanding as of the date of this filing.

The aggregate amount of common stock held by all officers and directors as a group is 296,000 shares of common stock representing 5.2% of all outstanding shares.


ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

B.R. Parker           50     President and Director        None
L.J. Boyne            49     Secretary                     None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Messrs. Boyne and Parker possess a management style which welcomes input from shareholders and which allows them to obtain various perspectives on the Company's efforts and activities. Notwithstanding such input, Messrs. Boyne and Parker oversee the day to day and long term activities of the Company based upon their best business judgment and management expertise. They oversee the Company's search in locating potential business opportunities and targeting an entity to undertake a merger transaction. Additionally, they report to the shareholders regarding their progress and are open to receiving input from the majority shareholders.

Set forth below is certain biographical information and exeperience regarding the Company's executive officers and directors:

Linden Boyne joined NSS Newsagents plc in 1973 as a Regional Manager in charge of 220 stores and was subsequently appointed to the Board in 1978 and became Retail Managing Director in 1990 with responsibility for 550 branches. Mr. Boyne resigned from NSS Newsagents in 1986 when the Group was taken over by Gallahers for GBP85 million. Since 1991 he has been Secretary of a number of companies principally Rosegold Ltd. Shopfittes. Rosegold Ltd., Shopfittes, is an entity whose major business is preparing stores to open for trade and revamping and renovating old stores. Mr. Boyne is the secretary of Rosegold Ltd., Shopfittes, Alexander Wolfe, Inc., London Software Industries Inc., Westminster Auto Retailers Inc., and Health 421.com, Inc. The position of Secretary eentails ensuring that the corporate and financial records of the Company as well as the board minutes and statutory returns are kept up to date at all times.

B.R. Parker has been President and director of the Company since June 23, 1998. For the past seven years, he has worked for Rosegold Ltd. Shopfittes and is currently Managing Director of the company. Basil Parker joined NSS Newsagents plc in 1979 and, after being its Area Supervisor and Area Manager, was appointed to the Marketing Department in 1984 with responsibility for new projects and business expansion. NSS Newsagents was actively moving into Niche markets and specialist areas at that time. He also resigned from the company after it was taken over by Gallahers in 1986. Since that time, Mr. Boyne has been involved in the assisting businesses in integrating their reporting and operating systems.

To the best knowledge of management, during the past five years, no present or former director or executive officer of the
Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock.


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has no plans at the present to compensate its directors. There are currently no compensation arrangements between the directors and the Company. Additionally, the Company has not provided any compensation to any executive officer or director of the Company within the last two years.

There are two directors of the Company: Basil Parker and Linden
Boyne.

COMPENSATION TABLE: None

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended February
28, 1999.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.


Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended February 1999, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended February 28, 1998 and 1999 there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended February 28, 1998 and 1999, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.


Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. On February 28, 1999, there were approximately 139 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

There is currently no public trading market for the Company's common stock.


Item 10.    RECENT SALES OF UNREGISTERED SECURITIES

The Company in December 1998 sold 2,000,000 shares of common stock through a private placement made pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The shares were subscribed to under the private placement to both accredited and non-accredited investors. The offering price was $.001 per share with an aggregate offering price of $2,000.00. At the time of the offering, the Company was non-reporting. The Company's transaction and placement of these shares was exempted from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED

The Company has 25,000,000 shares of voting common stock authorized, par value $.001, with 6,000,000 shares of voting common stock outstanding with full dividend rights. There are no sinking fund provisions, no redemption provisions, no liquidation rights, no preemption rights and no shareholder lock-up agreements. The rights of shareholders may not be modified other than by a vote of a majority or more of the shares outstanding.

Shareholders have full dividend rights. The Board of Directors may declare and pay dividends to shareholders from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their discretion, think proper as a reserve fund to meet contingencies or for such purpose as the directors think are conducive to the interests of the Company. Given that the Company is in a developmental stage, the Company does not foresee paying dividends in the foreseeable future.

The Securities and Exchange Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The impact of the regulations applicable to penny stocks on the Company's securities is to reduce the market liquidity of the Company's securities by limiting the ability of broker/dealers to trade the Company's securities and the ability of purchasers of the Company's securities to sell their securities in the secondary market. The low price of the Company's Common Stock also has a negative effect on the amount and percentage of transaction costs paid by individual shareholders and the potential ability of the Company to raise additional capital by issuing additional shares. The primary reasons for these effects include the internal policies of certain institutional investors that prohibit the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and certain brokerage house policies and practices that tend to discourage individual brokers from dealing in low-priced stocks. In addition, since broker's commissions on low-priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, the current low share price of the Common Stock results in individual shareholders paying transaction costs that are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher.

The Company's stock may be considered penny stock under this definition and it may be subject to the restrictions on broker/dealer trades of penny stock which may in turn limit the trading market for the Company's stock and thereby depress the price of the Company's stock.


Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of the Company are provided under Section XI of the Company's By-laws, a copy of which is attached hereto as an Exhibit 3. Any person actuing as a director, officer or employee of the Company shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware General Corporation Law against all expense, liability and loss. Additionally, Delaware General Corporation Law provides for the indemnification of Directors and Officers performing duties at the request of the Company.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of MCC Catering Inc.

We have audited the accompanying balance sheet of MCC Catering Inc., (a development stage company) as of February 28, 1999 and the related statements of loss, cash flows and shareholders' equity for the e year then ended, and for the period from December 31, 1996 (inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCC Catering Inc., as of February 28, 1999, and the results of its operations and its cash flows for the year then ended and for the period from December 31, 1996 (inception) to February 28, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses from operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Notes 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Graf Repetti & Co., LLP.
New York, New York
April 22, 1999

                        MCC CATERING, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                        FEBRUARY 28, 1999

ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       12,450
                                       -----------
 Total Current Liabilities             $12,450

 Other Liabilities                           0
                                       -----------
 Total Liabilities                     $12,450

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 6,000,000
  Shares                                 6,000
 Additional Paid in Capital             19,250
 Deficit Accumulated During
  the Development Stage                (37,700)

                                       ----------
 Total Stockholders' Equity            (12,450)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements

                       MCC CATERING, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
             FOR THE YEAR ENDED FEBRUARY 28, 1999 AND
    FROM DECEMBER 31, 1996 (INCEPTION) TO FEBRUARY 28, 1999



                               For the Year            From
                                  Ended            Inception to
                           February 28, 1999    February 28, 1999
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,400                2,400
Legal                            15,000               15,000
Rent (Note 2)                     1,200                1,200
Filing Fee                           50                  100
Other Start Up Costs             15,000               19,000
                                ----------           ----------

Total Operating Expenses         33,650               37,700
                                ----------           ----------

Operating Loss                 $(33,650)            $(37,700)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(33,650)            $(37,700)

NET LOSS  PER SHARE            $  (0.01)              $(0.01)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           4,400,000            4,305,164
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.


                        MCC CATERING, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED FEBRUARY 28, 1999 AND
    FROM DECEMBER 31, 1996 (INCEPTION) TO FEBRUARY 28, 1999


                              For the Year            From
                                 Ended            Inception to
                           February 28, 1999    February 28, 1999
                           -----------------    -----------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(33,650)              $(37,700)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        12,450                 12,450
                               --------               --------

Total Adjustments               12,450                 12,450
                               --------               --------

Net Cash Used in
Operating Activities           (21,200)               (25,250)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Capital       1,200                  5,250
Proceeds from Insurance of
Common Stock                    20,000                 20,000
                               --------               --------

Net Cash Provided by
Financing Activities            21,200                 25,250
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.


                                 MCC CATERING, INC.
                           (A Development Stage Company)
                     STATEMENT OF SHAREHOLDERS'EQUITY (DEFICIT)
                         FROM INCEPTION TO FEBRUARY 28, 1999



                                                        Total
                   COMMON STOCK ISSUED   Additional  Accumulated
Shareholders'
                   SHARES    PAR VALUE    Paid inCap     Deficit
     Equity

----------------------------------------------------------------

ISSUANCE OF
4,000,000
SHARES
JANUARY 3, 1997    4,000,000   $ 4,000      $     0       $
(4,000)    $      0

NET LOSS FOR THE
PERIOD FROM
INCEPTION TO
FEBRUARY 28, 1998          0         0           50         (
50)      (    0)

----------------------------------------------------------------
BALANCE
FEBRUARY 28, 1998  4,000,000     4,000           50
(4,050)      (    0)

ISSUANCE OF
2,000,000
SHARES
DECEMBER 17, 1998  2,000,000     2,000       18,000
0       20,000

NET LOSS FOR
THE YEAR ENDED
FEBRUARY 28, 1999          0         0        1,200
(33,650)    (32,450)

----------------------------------------------------------------
BALANCE
FEBRUARY 28, 1999  6,000,000    $6,000      $19,250
$37,700      $12,450

The accompanying notes are an integral part of these financial statements.


                        MCC CATERING, INC.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         FEBRUARY 28, 1999

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.   Description of Company
MCC Catering, Inc. ("the Company") is a for profit corporation incorporated under the laws of the State of Delaware on December 31, 1996. MCC Catering's principal objective is to identify, develop a chain of fast food outlets throughout cities in the United Kingdom.

B.   Basis of Presentation
Financial statements are prepared on the accrual basis of accounting. Accordingly, revenue is recognized when earned and expenses when incurred.

C.   Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D.   Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that, affect certain reported amounts and disclosures. Accordingly actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.


NOTE 2 - USE OF OFFICE SPACE

The Company uses 250 square feet of space for its executive offices at City Tower, 40 Basinghall Street, London, UK which it receives from one of its shareholders at no cost beginning September 1, 1998. The fair market value of this office is $200 per month which is reflected as an expense with a corresponding credit to contributed capital.

NOTE 3 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional, capital, and ultimately, having net income.

The Company established its office in London, UK in September
1998. The Company's limited operating history, including its losses and no revenues, primarily reflected the operations of its early stage.

As a result, the Company had from time of inception to February
28, 1999 no revenue and a net loss from operations of $37,700.
As of February 28, 1999, the Company had a net capital deficiency of $12,450.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with the start up and operation of its retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. MCC Catering Inc., does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that it will be able to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years.

The Company anticipates that its capital resources, as provided through its arrangement with Glen Investments, will permit the company to maintain its current implemented operations for at least twelve (12) months. Glen Investments has indicated to the Company that it will advance up to $75,000.00 to cover the Company's financial obligations. Subsequent to that, there is no guarantee or assurance that Glen Investments will advance the Company any further funds or that the Company will be able to raise any additional funds to meet its financial obligations.

In the event the Company is unable to raise additional funds through debt or equity funding, the Company will seek to consummate a merger with another entity to take over the Company's operations and to finance the Company's business plan.
There is no assurance that the Company will be able to find another company with which to merge.


NOTE 4 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                          February 28, 1999    February 28, 1999
                          ---------------------------------------
      Net Loss per share       $(0.00)              $(0.01)

                        MCC CATERING, INC.
                  (A Development Stage Company)
                     BALANCE SHEET (unaudited)
                        FEBRUARY 28, 1998


ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $  50
 Accrued Expenses                            0
                                       -----------
 Total Current Liabilities               $  50

 Other Liabilities                           0
                                       -----------
 Total Liabilities                       $  50

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 4,000,000
  Shares                                 4,000
 Additional Paid in Capital                  0
 Deficit Accumulated During
  the Development Stage                 (4,050)

                                       ----------
 Total Stockholders' Equity             (   50)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements

                       MCC CATERING, INC.
                  (A Development Stage Company)
             CONDENSED STATEMENT OF LOSS (unaudited)
               FOR THE YEAR ENDED FEBRUARY 28, 1998



                               For the Year            From
                                  Ended            Inception to
                           February 28, 1998    February 28, 1998
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                            0                    0
Filing Fee                           50                   50
Other Start Up Costs              4,000                4,000
                                ----------           ----------

Total Operating Expenses          4,050                4,050
                                ----------           ----------

Operating Loss                 $( 4,050)            $( 4,050)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $( 4,050)            $( 4,050)

NET LOSS  PER SHARE            $ (0.001)             $(0.001)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           4,000,000            4,000,000
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.


                        MCC CATERING, INC.
                  (A Development Stage Company)
               STATEMENT OF CASH FLOWS (unaudited)
             FOR THE YEAR ENDED FEBRUARY 28, 1998


                              For the Year            From
                                 Ended            Inception to
                           February 28, 1998    February 28, 1998
                           -----------------    -----------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $( 4,050)              $( 4,050)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                             0                      0
                               --------               --------

Total Adjustments                    0                      0
                               --------               --------

Net Cash Used in
Operating Activities           ( 4,050)               ( 4,050)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Capital           0                      0
Proceeds from Insurance of
Common Stock                     4,000                  4,000
                               --------               --------

Net Cash Provided by
Financing Activities             4,000                  4,000
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.


                                 MCC CATERING, INC.
                           (A Development Stage Company)
                     STATEMENT OF SHAREHOLDERS'EQUITY (DEFICIT)
                         FROM INCEPTION TO FEBRUARY 28, 1999



                                                         Total
                   COMMON STOCK ISSUED   Additional   Accumulated
Shareholders'
                   SHARES    PAR VALUE   Paid-in Cap     Deficit
    Equity

----------------------------------------------------------------

ISSUANCE OF
4,000,000
SHARES
JANUARY 3, 1997    4,000,000   $ 4,000      $     0
$(4,000)    $     0

NET LOSS FOR THE
PERIOD FROM
INCEPTION TO
FEBRUARY 28, 1998          0         0           50        (  50)
    (    0)

---------------------------------------------------------------
BALANCE
FEBRUARY 28, 1998  4,000,000     4,000           50       (4,050)
    (    0)


Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE
No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K

(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data

(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   11        Statement regarding computation of per share
              earnings

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


MCC CATERING INC.
----------------------
(Registrant)
Date: June 23, 1999

By: /s/ B. R. Parker
    ----------------------
    President